UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2011

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Dolby Laboratories, Inc. (the “Company”) announced that Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999 (the “Family Trust”) adopted a Rule 10b5-1 trading plan in the second quarter of fiscal 2011.

The trading plan was established as part of the Family Trust’s investment strategies for asset diversification and liquidity. The trading plan was adopted during an “open window” in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and as permitted by the Company’s insider trading policy.

A total of up to 3 million shares of the Company’s Class A Common Stock (or approximately 5.1% of Ray Dolby’s direct and indirect holdings as of February 14, 2011) could be sold under the Family Trust’s trading plan. Sales under the trading plan may commence in May 2011, are based upon pre-established stock price thresholds, are subject to daily volume limits and will expire once all of the shares have been sold or May 31, 2012, whichever is earlier. Under the terms of the trading plan, absent amendment, the Family Trust may not make additional sales outside of the trading plan during the term of the trading plan. Actual sale transactions will be disclosed publicly through filings with the Securities and Exchange Commission, as required.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading specified amounts of stock. A plan establishes predetermined trading parameters that, among other things, do not permit the person adopting the plan to exercise subsequent influence over how, when or whether to effect trades. Once a plan has been properly adopted, trades may be executed pursuant to the terms of the plan at times when the person would otherwise be restricted from trading. Trading plans are designed to allow persons to sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might posses at the time of the sale.

The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers, directors or stockholders in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Secretary

Date: February 14, 2011